                                                                    Exhibit 99.1



             Company Contacts:
             Tommy McAden                    Hunter Blankenbaker
[LOGO]       Chief Financial Officer         Director of Corp. Communications
             Telephone: 800-542-4008         Telephone:  954-965-6606
             Email: investor@tousa.com       Email:  hblankenbaker@tousa.com

                Technical Olympic USA Reports Results for Second
                           Quarter Ended June 30, 2003

Highlights of the second quarter include, compared against June 30, 2002:

         o Record backlog of 3,040 homes and record backlog revenues of $820.7 million, an increase of 27% and 23%, respectively

         o        Record net sales contracts of 1,753 homes, a 35% increase

         o Strong increase in community count to 181 at June 30, 2003 from 127 at June 30, 2002

         o        Financial Services revenues of $14.5 million, a 54% increase

Projections for 2003 and 2004:

         o Reaffirm 2003 EPS estimates of $2.75 to $2.90 (assuming 28.2 million diluted shares)

         o Reaffirm 2004 EPS estimates of $4.00 to $4.60 (assuming 28.5 million diluted shares)


HOLLYWOOD, Fla., August 5, 2003 PRNewswire-FirstCall/ -- Technical Olympic USA, Inc. (NASDAQ: TOUS - News), today reported results for the three and six months ended June 30, 2003.

Income from continuing operations increased to $23.2 million (or $0.83 per diluted share) during the three months ended June 30, 2003 from $11.6 million (or $0.41 per diluted share) during the three months ended June 30, 2002. The increase in income from continuing operations is primarily attributable to an increase in Homebuilding pretax income to $29.5 million during the three months ended June 30, 2003 from $14.3 million during the three months ended June 30, 2002, however, the homebuilding pretax income results for the prior year include one-time merger and severance charges of $10.6 million and a $5.4 million loss on the early retirement of debt, as compared to a reversal of a merger and severance charge accrual of $0.6 million during the three months ended June 30, 2003. Additionally, the Company experienced an increase in Financial Services pretax income to $7.1 million during the three months ended June 30, 2003 from $4.4 million during the three months ended June 30, 2002.

For the six months ended June 30, 2003, income from continuing operations increased to $40.9 million (or $1.46 per diluted share) from $20.5 million (or $0.73 per diluted share) during the six months ended June 30, 2002. The increase in income from continuing operations is attributable to an increase in Homebuilding pretax income to $52.8 million during the six months ended June 30, 2003 from $24.3 million during the six months ended June 30, 2002; the results for the prior year included merger and severance related expenses of $24.5 million and a $5.4 million loss on the early retirement of debt, as compared to a reversal of a merger and severance accrual of $0.6 million during the six months ended June 30, 2003. Additionally, the Company experienced an increase in Financial Services pretax income to $11.6 million during the six months ended June 30, 2003 from $8.1 million during the six months ended June 30, 2002.

"We are pleased with this quarter's results, which are in line with our previous guidance and modestly higher than our 2002 results, adjusted for one time charges," stated Antonio B. Mon, President and Chief Executive Officer of the Company. "We have made significant progress in 2003, in what has been a transitional year for us, as we have focused on restructuring our balance sheet, successfully integrating our four acquisitions, increasing our community count and creating a strong homesite pipeline."

"Going forward, we anticipate our strategy of becoming a major player in the markets in which we choose to compete will allow us to create further operational efficiencies, as well as increase our sales, sales backlog and future deliveries. As a result, we are reaffirming our estimated 2003 earnings per share in the range of $2.75 to $2.90 (assuming 28.2 million diluted shares) and we are also reaffirming our earnings per share estimate for 2004 to be in the range of $4.00 to $4.60 (assuming 28.5 million diluted shares).

This target for 2004 is based on current estimates of future home deliveries, average selling prices, and the timely opening of new communities. We understand that these targets are subject to economic fluctuations in the current environment."


Homebuilding Operations

During the three months ended June 30, 2003, Homebuilding revenues increased to $414.5 million from $354.4 million during the three months ended June 30, 2002. The increase of 17% was due primarily to the increase in revenues from home sales to $409.7 million during the three months ended June 30, 2003 from $352.3 million during the three months ended June 30, 2002. This increase of 16% is due to an increase in home deliveries to 1,539 during the three months ended June 30, 2003 from 1,315 during the three months ended June 30, 2002. The 17% increase in home deliveries was partially offset by a slight decline in the average selling price on delivered homes to $266,000 from $268,000. For the six months ended June 30, 2003, Homebuilding revenues have increased to $730.4 million from $657.8 million for the six months ended June 30, 2002. This increase of 11% is primarily attributable to a 13% increase in home deliveries to 2,773 for the six months ended June 30, 2003 from 2,461 during the six months ended June 30, 2002. This increase was partially offset by a slight decrease in the Company's average selling price on homes delivered to $261,000 during the six months ended June 30, 2003 from $266,000 during the six months ended June 30, 2002.

The Company's Florida region realized a decrease in revenue from home sales of $12.2 million, or 9%, to $129.0 million during the three months ended June 30, 2003. This decrease is primarily due to a 6% decline in home deliveries to 525 and a decline in the average selling price of homes delivered to $246,000 during the three months ended June 30, 2003 as compared to 561 home deliveries and an average selling price of homes delivered of $252,000 during the three months ended June 30, 2002. The decline in home deliveries is primarily due to the Company's Southeast Florida division, which had a shortage of available product during the period as compared to the prior year due to the timing of new community openings. This was offset by the deliveries generated by the Company's Jacksonville division, which was acquired during the fourth quarter of 2002. The decrease in average selling price is primarily due to this change in the geographical mix as the Company's Jacksonville division has historically delivered homes with a lower average selling price than the Company's other Florida divisions.

The Company's Mid-Atlantic region realized an increase in revenue from home sales of $9.0 million, or 17%, to $60.5 million during the three months ended June 30, 2003. This increase is primarily due to a 15% increase in home deliveries to 170 and an increase in the average selling price to $356,000 during the three months ended June 30, 2003 as compared to 148 home deliveries and an average selling price of homes delivered of $349,000 during the three months ended June 30, 2002. The increase in home deliveries is primarily attributable to the deliveries generated by the Company's Baltimore division, which was acquired during the fourth quarter of 2002.

The Company's Texas region realized a slight increase in revenue from home sales of $4.2 million, or 4%, to $109.0 million during the three months ended June 30, 2003. This increase is primarily due to a 4% increase in home deliveries to 423 during the three months ended June 30, 2003, with this unit volume level continuing to reflect the slower demand for new housing in several of the Company's Texas markets. The Company's average selling price in this region remained relatively flat at $258,000.

The Company's West region realized an increase in revenue from home sales of $56.4 million, or 103%, to $111.1 million for the three months ended June 30, 2003. This increase is due to a 112% increase in home deliveries to 421 during the three months ended June 30, 2003 from 199 home deliveries during the three months ended June 30, 2002. The increase in home deliveries is attributable to increases in several of the Company's divisions in this region, most notably the Company's Phoenix division, which reflects the strong housing demand in this market. Additionally, the increase is attributable to the deliveries generated by the Company's acquisitions in Las Vegas and Colorado during the first quarter of 2003. The increase in home deliveries was partially offset by a decline in the Company's average selling price in this region to $264,000 from $275,000 as a result of the diversification of the Company's product mix in this region due to its recent acquisitions.

The Company's Homebuilding gross profit increased to $81.0 million for the three months ended June 30, 2003 from $72.7 million for the three months ended June 30, 2002. This increase of 12% is primarily due to an increase in revenue from home sales. The Company's gross margin on home sales has decreased slightly to 19.5% during the three months ended June 30, 2003 from 20.4% during the three months ended June 30, 2002. This decrease is primarily due to an increase in the cost of homesites. The Company's gross profit for the six months ended June 30, 2003 increased by $14.0 million, or 10%, to $149.2 million from $135.2 million during the six months ended June 30, 2002.

SG&A expenses increased to $51.2 million during the three months ended June 30, 2003 from $41.9 million during the three months ended June 30, 2002. As a percentage of Homebuilding revenues, SG&A increased slightly to 12.4% for the three months ended June 30, 2003 from 11.8% for the three months ended June 30, 2002. For the six months ended June 30, 2003, SG&A expenses increased to $95.3 million from $79.6 million during the six months ended June 30, 2002.

The majority of the increase in SG&A expenses is attributable to SG&A expenses associated with recently acquired companies. The remainder of the increase is primarily attributable to increases in compensation and professional fees. During the three and six months ended June 30, 2003, the Company incurred significant professional and other fees as a result of modifying its corporate structure to be more efficient from an organizational, operational, and income tax standpoint. The Company expects that certain of these expenditures will continue through the 3rd quarter of 2003. The benefits from these expenditures will be realized through reductions in income taxes and other operating costs over time.

Financial Services Operations

Financial Services revenues increased to $14.5 million during the three months ended June 30, 2003 from $9.4 million during the three months ended June 30, 2002. The increase of 54% is primarily attributable to an increase in the number of closings by the Company's mortgage and title operations. The number of closings at the Company's mortgage operations increased to 1,244 for the three months ended June 30, 2003 from 869 for the three months ended June 30, 2002. The number of closings at the Company's title operations increased to 5,583 for the three months ended June 30, 2003 from 4,261 for the three months ended June 30, 2002. The Company's Financial Services segment capture ratios have remained relatively consistent with the corresponding quarter in the prior year. The Company's mortgage operations capture ratio was 58% for the three months ended June 30, 2003 as compared to 59% for the three months ended June 30, 2002. However, excluding the recently acquired markets where the Company's mortgage operations have not yet penetrated into the marketplace, the Company's capture ratio increased by 6% over the prior year. As a result, the Company's Financial Services revenues increased to $25.2 million during the six months ended June 30, 2003 from $17.9 million during the six months ended June 30, 2002.

Financial Services expenses increased to $7.4 million for the three months ended June 30, 2003 from $5.0 million for the three months ended June 30, 2002. For the six months ended June 30, 2003, Financial Services expenses increased to $13.6 million from $9.8 million for the six months ended June 30, 2002. The increases in Financial Services expenses of 48% and 38%, respectively, are primarily attributable to the increased revenues and the expansion into new markets.

EBITDA

During the three months ended June 30, 2003 the Company generated EBITDA of $47.1 million as compared to $27.6 million during the three months ended June 30, 2002. The increase in EBITDA is primarily a result of $16.1 million in severance and merger related charges incurred during the three months ended June 30, 2002 and a $0.6 million reversal of accrued merger expenses during the three months ended June 30, 2003. Excluding the effect of these charges, EBITDA during the three months ended June 30, 2003 would have been $46.5 million as compared to $43.7 million for the three months ended June 30, 2002. The increase of 6% primarily relates to the increase in the Company's Financial Services pretax income during the three months ended June 30, 2003 as compared to the three months ended June 30, 2002.

Backlog

As of June 30, 2003, the Company had 3,040 units in backlog representing $820.7 million in revenue, as compared to 2,394 units in backlog representing $666.1 million in revenue as of June 30, 2002. This increase in revenue in backlog of 23% is primarily attributable to the units in backlog of the Company's recent acquisitions. The Company's average selling price of units in backlog has declined slightly to $270,000 from $278,000 as a result of the Company's product diversification.

FASB Interpretation No. 46 (FIN 46)

In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN 46 is applied immediately to variable interest entities (VIEs) created after January 31, 2003. With respect to variable interests held before February 1, 2003, Interpretation No. 46 will apply beginning July 1, 2003. Generally, in the homebuilding industry, homebuilders will enter into option contracts for the purchase of land or homesites with entities that may qualify as VIEs; the Company believes that FIN 46 must be evaluated as it relates to these and similar types of arrangements. Based on the Company's analysis of contracts entered into after January 31, 2003, the Company determined that it is the primary beneficiary of certain of these homesite option contracts. Consequently, FIN 46 requires the Company to consolidate the assets (homesites) at their fair value, although (1) the Company has no legal title to the assets, (2) the Company's maximum exposure to loss is limited to the deposits or letters of credits placed with these entities, and (3) creditors, if any, of these entities have no recourse against the Company. The effect of the consolidation was to increase inventory by $16.6 million, excluding deposits of $2.5 million which had been previously recorded, with a corresponding increase to consolidated land bank obligations in the accompanying consolidated statement of financial condition as of June 30, 2003.

Conference Call and Web Cast

The Company will host a conference call and web cast on Wednesday, August 6, at 11 a.m. to discuss the second quarter results. To access the call, please dial
(888) 208-1812 (domestic) or (719) 457-2654 (international) and use the pass code 616254. The call will be broadcast live over the internet and can be accessed through the Company's website at www.tousa.com

                           TECHNICAL OLYMPIC USA, INC.

                        CONSOLIDATED STATEMENTS OF INCOME
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (unaudited)


                                                          THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                                JUNE 30,                                 JUNE 30,
                                                     --------------------------------        --------------------------------
                                                         2002                2003               2002               2003
                                                     ------------        ------------        ------------        ------------
HOMEBUILDING:
Revenues:
    Home sales                                       $    352,329        $    409,699        $    654,483        $    723,521
    Land sales                                              2,033               4,822               3,342               6,882
                                                     ------------        ------------        ------------        ------------
                                                          354,362             414,521             657,825             730,403

Cost of Sales:
    Home sales                                            279,789             329,866             519,608             575,774
    Land sales                                              1,861               3,606               3,045               5,446
                                                     ------------        ------------        ------------        ------------
                                                          281,650             333,472             522,653             581,220
                                                     ------------        ------------        ------------        ------------
Gross profit                                               72,712              81,049             135,172             149,183

Selling, general and administrative expenses               41,897              51,248              79,612              95,317
Depreciation and amortization                               1,609               1,969               3,241               3,615
Severance and merger related expenses                      10,639                (577)             24,467                (577)
Loss on early retirement of debt                            5,411                  --               5,411                  --
Other income, net                                          (1,129)             (1,044)             (1,815)             (1,967)
                                                     ------------        ------------        ------------        ------------
Homebuilding pretax income                                 14,285              29,453              24,256              52,795

FINANCIAL SERVICES:
Revenues                                                    9,423              14,546              17,947              25,191
Expenses                                                    5,035               7,433               9,837              13,593
                                                     ------------        ------------        ------------        ------------
Financial Services pretax income                            4,388               7,113               8,110              11,598
                                                     ------------        ------------        ------------        ------------
Income from continuing operations before income
 taxes                                                     18,673              36,566              32,366              64,393
Income tax expense                                          7,110              13,333              11,877              23,504
                                                     ------------        ------------        ------------        ------------
Income from continuing operations                          11,563              23,233              20,489              40,889
Discontinued operations, net of income taxes                4,323                  --               4,963                  --
                                                     ------------        ------------        ------------        ------------
Net income                                           $     15,886        $     23,233        $     25,452        $     40,889
                                                     ============        ============        ============        ============

EARNINGS PER COMMON SHARE:
Basic:
    From continuing operations                       $       0.41        $       0.83        $       0.73        $       1.47
    From discontinuing operations                            0.16                  --                0.18                  --
                                                     ------------        ------------        ------------        ------------
    Net Income                                       $       0.57        $       0.83        $       0.91        $       1.47
                                                     ============        ============        ============        ============

Diluted                                              $       0.57        $       0.83        $       0.91        $       1.46
                                                     ============        ============        ============        ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
 OUTSTANDING:
Basic                                                  27,878,787          27,889,036          27,878,787          27,885,582
                                                     ============        ============        ============        ============
Diluted                                                27,878,787          28,052,683          27,878,787          27,967,405
                                                     ============        ============        ============        ============

OTHER DATA:
EBITDA (1)                                           $     27,642        $     47,085        $     50,435        $     83,437
Gross margin on revenue from home sales                      20.6%               19.5%               20.6%               20.4%
Ratio of SG&A expenses to Homebuilding revenues              11.8%               12.4%               12.1%               13.0%
Ratio of Homebuilding pretax income to
 Homebuilding revenues                                        4.0%                7.1%                3.7%                7.2%
Total active communities at period end                        127                 181                 127                 181
Homes delivered                                             1,315               1,539               2,461               2,773
Average sales price per home delivered               $        268        $        266        $        266        $        261
Backlog at end of period in sales value              $    666,082        $    820,661        $    666,082        $    820,661
Backlog at end of period in number of homes                 2,394               3,040               2,394               3,040


------------

(1) EBITDA represents earnings from continuing operations before interest, taxes, depreciation, and amortization and consists of the sum of income from continuing operations before: (a) income taxes, (b) amortization of capitalized interest in cost of sales, (c) Homebuilding interest expense and (d) depreciation and amortization. We have included information concerning EBITDA because we believe that it is an indication of the profitability of our core operations and reflects the changes in our operating results. We do not use EBITDA as a measure of our liquidity because we do not believe it is a meaningful indication of our cash flow. EBITDA is not required by generally accepted accounting principles, or GAAP, and other companies may calculate EBITDA differently.

       EBITDA should not be considered as an alternative to operating income or to cash flows from operating activities (as determined in accordance with GAAP) and should not be construed as an indication of our operating performance or a measure of our liquidity. A reconciliation of EBITDA to income from continuing operations, the most directly comparable GAAP measure, is provided below (dollars in thousands):

                                                 THREE MONTHS ENDED         SIX MONTHS ENDED
                                                       JUNE 30,                 JUNE 30,
                                                --------------------      --------------------
                                                  2002         2003        2002         2003
                                                -------      -------      -------      -------
Income from continuing operations               $11,563      $23,233      $20,489      $40,889
Add: income taxes                                 7,110       13,333       11,877       23,504
Add: interest in cost of sales                    7,350        8,550       14,761       15,429
Add: interest expense                                10           --           67           --
Add: depreciation and amortization expense        1,609        1,969        3,241        3,615
                                                -------      -------      -------      -------
EBITDA                                          $27,642      $47,085      $50,435      $83,437
                                                =======      =======      =======      =======


                           TECHNICAL OLYMPIC USA, INC.

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)


                                                                                                              JUNE 30,
                                                                                        DECEMBER 31,           2003
                                                                                            2002            (unaudited)
                                                                                        ------------         ----------
                                ASSETS
HOMEBUILDING:
Cash and cash equivalents:
    Unrestricted                                                                         $   44,825          $   33,771
    Restricted                                                                               23,645              13,373
Inventory                                                                                   753,872             923,597
Property and equipment, net                                                                  13,862              18,163
Other assets                                                                                 30,681              44,556
Goodwill, net                                                                                78,252             102,326
                                                                                         ----------          ----------
                                                                                            945,137           1,135,786
FINANCIAL SERVICES:
Cash and cash equivalents:
    Unrestricted                                                                              4,386               5,280
    Restricted                                                                               22,866              29,886
Mortgage loans held for sale                                                                 58,840              66,542
Other assets                                                                                  3,659               3,818
                                                                                         ----------          ----------
                                                                                             89,751             105,526
                                                                                         ----------          ----------
Total assets                                                                             $1,034,888          $1,241,312
                                                                                         ==========          ==========

                   LIABILITIES AND STOCKHOLDERS' EQUITY

HOMEBUILDING:
Accounts payable                                                                         $   24,951          $   37,333
Accrued and other liabilities                                                                71,869              81,560
Customer deposits                                                                            24,564              31,214
Consolidated land bank obligations                                                           16,288              30,189
Homebuilding borrowings                                                                     413,110             522,529
                                                                                         ----------          ----------
                                                                                            550,782             702,825
FINANCIAL SERVICES:
Accounts payable and other liabilities                                                       21,560              30,541
Financial services borrowings                                                                48,309              57,671
                                                                                         ----------          ----------
                                                                                             69,869              88,212
                                                                                         ----------          ----------
Total liabilities                                                                           620,651             791,037

Minority interest                                                                             9,092               4,081

Commitments and contingencies                                                                    --                  --

STOCKHOLDERS' EQUITY:
Common stock -- $.01 par value; 67,000,000 shares authorized and 27,878,787 and
  27,889,036 shares issued and outstanding at December 31, 2002 and June 30,
  2003, respectively                                                                            279                 279
Additional paid-in capital                                                                  322,400             322,560
Retained earnings                                                                            82,466             123,355
                                                                                         ----------          ----------
Total stockholders' equity                                                                  405,145             446,194
                                                                                         ----------          ----------
Total liabilities and stockholders' equity                                               $1,034,888          $1,241,312
                                                                                         ==========          ==========


Selected Homebuilding Operating Data

The following table sets forth home sales and backlog data by region (dollars in thousands):


                                                            THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                                 JUNE 30,                            JUNE 30,
                                                      --------------------------          --------------------------
                                                          2002              2003             2002              2003
                                                      --------          --------          --------          --------
HOMES DELIVERED:
Florida                                                    561               525             1,050             1,046
Mid-Atlantic                                               148               170               281               307
Texas                                                      407               423               711               723
West                                                       199               421               419               697
                                                      --------          --------          --------          --------
Total                                                    1,315             1,539             2,461             2,773
                                                      ========          ========          ========          ========

AVERAGE SALES PRICE PER HOME DELIVERED:
Florida                                               $    252          $    246          $    246          $    240
Mid-Atlantic                                          $    349          $    356          $    341          $    326
Texas                                                 $    257          $    258          $    262          $    259
West                                                  $    275          $    264          $    270          $    267
Company Average                                       $    268          $    266          $    266          $    261

REVENUES FROM HOME SALES:
Florida                                               $141,239          $129,047          $258,821          $250,712
Mid-Atlantic                                            51,586            60,546            95,934           100,112
Texas                                                  104,743           108,963           186,461           186,904
West                                                    54,761           111,143           113,267           185,793
                                                      --------          --------          --------          --------
Total                                                 $352,329          $409,699          $654,483          $723,521
                                                      ========          ========          ========          ========

NEW SALES CONTRACTS, NET OF CANCELLATIONS:
Florida                                                    445               665               918             1,307
Mid-Atlantic                                               188               153               380               348
Texas                                                      403               510               843               928
West                                                       262               425               565               802
                                                      --------          --------          --------          --------
Total                                                    1,298             1,753             2,706             3,385
                                                      ========          ========          ========          ========

BACKLOG AT END OF PERIOD IN NUMBER OF HOMES:
Florida                                                  1,141             1,456             1,141             1,456
Mid-Atlantic                                               268               285               268               285
Texas                                                      534               583               534               583
West                                                       451               716               451               716
                                                      --------          --------          --------          --------
Total                                                    2,394             3,040             2,394             3,040
                                                      ========          ========          ========          ========

BACKLOG AT END OF PERIOD IN SALES VALUE:
Florida                                               $301,849          $375,437          $301,849          $375,437
Mid-Atlantic                                           106,689           103,470           106,689           103,470
Texas                                                  137,200           152,004           137,200           152,004
West                                                   120,344           189,750           120,344           189,750
                                                      --------          --------          --------          --------
Total                                                 $666,082          $820,661          $666,082          $820,661
                                                      ========          ========          ========          ========


     TOUSA is a leading homebuilder in the United States, operating in 14 metropolitan markets located in four major geographic regions: Florida, the Mid-Atlantic, Texas, and the West. TOUSA designs, builds and markets high-quality detached single-family residences, town homes and condominiums to a diverse group of homebuyers, such as "first-time" homebuyers, "move-up" homebuyers, homebuyers who are relocating to a new city or state, buyers of second or vacation homes, active-adult homebuyers, and homebuyers with grown children who want a smaller home ("empty-nesters"). It also provides financial services to its homebuyers and to others through its subsidiaries, Preferred Home Mortgage Company and Universal Land Title, Inc.

     THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING (1) CONTINUING INCREASES IN THE NUMBER OF COMMUNITIES IN WHICH THE COMPANY IS MARKETING AND THE IMPACT ON THE COMPANY'S FINANCIAL RESULTS, (2) OUR STRATEGY TO BECOME A MAJOR PLAYER IN THE MARKETS THAT WE COMPETE AND THE IMPACT ON OUR OPERATING EFFICIENCIES, SALES, BACKLOG, AND FUTURE DELIVERIES AND (3) FINANCIAL GUIDANCE REGARDING THE COMPANY'S RESULTS OF OPERATIONS IN 2003 AND 2004. THE COMPANY WISHES TO CAUTION READERS THAT CERTAIN IMPORTANT FACTORS MAY HAVE AFFECTED AND COULD IN THE FUTURE AFFECT THE COMPANY'S ACTUAL RESULTS AND COULD CAUSE THE COMPANY'S ACTUAL RESULTS FOR SUBSEQUENT PERIODS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENT MADE BY OR ON BEHALF OF THE COMPANY. WITH RESPECT TO STATEMENTS REGARDING THE COMPANY'S FUTURE COMMUNITY COUNT, ABILITY TO IMPROVE OPERATING EFFICIENCIES, SALES AND BACKLOG AND ITS FINANCIAL GUIDANCE FOR 2003 AND 2004, THESE FACTORS INCLUDE (1) ECONOMIC OR OTHER BUSINESS CONDITIONS THAT AFFECT THE DESIRE OR ABILITY OF THE COMPANY'S CUSTOMERS TO PURCHASE NEW HOMES IN MARKETS IN WHICH IT CONDUCTS BUSINESS, (2) THE COMPANY'S ABILITY TO IDENTIFY AND ACQUIRE ADDITIONAL HOMEBUILDING OPPORTUNITIES AT ANTICIPATED PRICES, (3) THE COMPANY'S ABILITY TO SUCCESSFULLY INTEGRATE AND TO REALIZE THE EXPECTED

BENEFITS OF RECENT ACQUISITIONS, (4) THE COMPANY'S ABILITY TO ACCESS SUFFICIENT CAPITAL TO FINANCE ITS GROWTH, (5) AN INCREASE IN THE COST OF, OR SHORTAGES IN THE AVAILABILITY OF, SKILLED LABOR OR CONSTRUCTION MATERIALS, (6) AN INCREASE IN INTEREST RATES, (7) DECLINE IN THE DEMAND FOR, OR THE PRICES OF, HOUSING, (8) THE COMPANY'S ABILITY TO SUCCESSFULLY DISPOSE OF DEVELOPED PROPERTIES OR UNDEVELOPED LAND OR HOMESITES AT EXPECTED PRICES AND WITHIN ANTICIPATED TIME FRAMES, (9) A DECLINE IN THE VALUE OF THE LAND AND HOME INVENTORIES THAT THE COMPANY MAINTAINS, (10) THE COMPANY'S ABILITY TO COMPETE IN ITS EXISTING AND FUTURE MARKETS, AND (11) AN INCREASE OR CHANGE IN GOVERNMENTAL REGULATIONS. THIS PRESS RELEASE IS QUALIFIED IN ITS ENTIRETY BY CAUTIONARY STATEMENTS AND RISK FACTOR DISCLOSURE CONTAINED IN THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS, INCLUDING THE COMPANY'S REPORT ON FORM 10-K FILED WITH THE COMMISSION ON FEBRUARY 12, 2003.